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                                                                   EXHIBIT 23-4

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use of our report on the consolidated financial statements of NovaStar Financial, Inc. and subsidiary as of June 30, 1997 and December 31, 1996 and for the six months ended June 30, 1997 and the period from September 13, 1996 (inception) to December 31, 1996 included herein and to the reference to our firm under the heading "Experts" in the prospectus.

KPMG Peat Marwick LLP
Kansas City, Missouri

September 22, 1997